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                                   EXHIBIT 11

                             AMSOUTH BANCORPORATION
          STATEMENT REGARDING COMPUTATION OF EARNINGS PER COMMON SHARE

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
                                                                 THREE MONTHS
                                                                ENDED MARCH 31
                                                                ---------------
                                                                 1996    1995
                                                                ------- -------
                                                                 (IN THOUSANDS
                                                                    EXCEPT
                                                                PER SHARE DATA)
Net income..................................................... $47,163 $40,110
                                                                ======= =======
Average shares of common stock outstanding.....................  57,021  58,103
                                                                ======= =======
Earnings per common share...................................... $  0.83 $  0.69
                                                                ======= =======
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